Exhibit 10.0



                                ESCROW AGREEMENT


     This Escrow Agreement dated this 26th day of September, 2006 (this "Escrow Agreement"), is entered into by Global Enterprises (Nevada), Inc., 1244 Main Street, Linfield, Pennsylvania 19468, a Nevada corporation (the "Company"), and Wells Fargo Bank, National Association (the "Escrow Agent"). The Company and the Escrow Agent are sometimes hereinafter referred to as a "Party" and, collectively, as the "Parties."

                                    RECITALS

     A. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (the "Registration Statement") covering a proposed public offering of a minimum of 125,000, and a maximum of 500,000, shares of its common stock, $0.001 par value per share (collectively, the "Shares," and, individually, a "Share").

     B. The Company proposes to offer the Shares for sale to the public on a "best efforts, $250,000 minimum-$1,000,000 maximum basis" at the price of $2.00 per Share.

     C. The Company agrees to establish an escrow account with the Escrow Agent in connection with the public offering to which subscription funds and securities that are received by the Escrow Agent in connection with such public offering are to be credited and the Escrow Agent agrees to establish the escrow account and hold and distribute such funds and securities in accordance with the terms of this Escrow Agreement.

     In consideration of the foregoing promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Company and the Escrow Agent agree as follows:

                                    ARTICLE 1
                                 ESCROW DEPOSITS

     Section 1.01. Establishment of Escrow Account.

     (a) Name; Interest; Purpose. The Parties shall establish an escrow account at the office of the Escrow Agent, and bearing the designation "Global Enterprises (Nevada), Inc. Escrow Account" (the "Escrow Account"). The Escrow Account shall be interest-bearing. The purpose of the Escrow Account is for (i) the deposit of all subscription funds (checks, drafts or money orders payable to the order of the Escrow Agent) that are received by the Company from prospective purchasers of the Shares and the deposit of all of the Shares and other securities, if any, delivered by the Company to the Escrow Agent; (ii) the holding of amounts of funds that are collected through the banking system and the Shares and other securities, if any; and (iii) the disbursement of collected funds and the Shares and any other securities, all as described in this Escrow Agreement.


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     (b) Effective Date. On or before the date of the initial deposit in the
Escrow Account pursuant to this Escrow Agreement, the Company shall notify the Escrow Agent in writing of the effective date of the Registration Statement (the "Effective Date") and the Escrow Agent shall not be required to accept any amount or any securities for deposit in the Escrow Account prior to its receipt of such notification.

     (c) Offering Period; Extension Period; Termination Date. The Offering Period, which shall be deemed to commence on the Effective Date, shall consist of 90 calendar days. The Offering Period shall be extended (the "Extension Period") only if the Escrow Agent shall have received written notice thereof at least five (5) business days prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of 90 calendar days. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as hereinabove provided), is referred to herein as the "Termination Date." After the Termination Date, the Company shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

     Section 1.02. Deposits in Escrow Account.

     (a) Prompt Deposit; Form, Return, Beneficiary of Deposited Proceeds. Upon receipt, the Company shall promptly deposit all funds received from investors with the Escrow Agent. Upon the Escrow Agent's receipt of such funds, they shall be credited to the Escrow Account. All of these deposited proceeds (the "Deposited Proceeds") shall be in the form of checks, drafts and/or money orders payable to the Escrow Agent. All checks, drafts and/or money orders deposited into the Escrow Account shall be made payable to "Wells Fargo Bank, as Escrow Agent." Any check, draft or money order payable other than to the Escrow Agent as required hereby shall be returned to the prospective purchaser or, if the Escrow Agent has insufficient information to do so, then to the Company (together with any Subscription Information, as defined below, or other documents delivered therewith) by noon of the next business day following receipt of the check, draft or money order by the Escrow Agent, and the check, draft or money order shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement. The Deposited Proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the Shares. The Deposited Proceeds together with the Deposited Securities, as hereinafter defined, are sometimes hereinafter referred to, collectively, as the "Escrow Property."

     (b) Processing of Deposited Proceeds. Promptly after receiving subscription funds as described in paragraph (a) above, the Escrow Agent shall deposit the same into the Escrow Account and shall cause to be processed all Deposited Proceeds for collection through the banking system.

     (c) Subscription Information. Simultaneously with each deposit into the Escrow Account, the Company shall inform the Escrow Agent by confirmation slip or other writing of the name and address of the prospective purchaser, the number of Shares subscribed for by such purchaser and the aggregate dollar amount of such subscription (collectively, the "Subscription Information").

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     (d) Effect of Subscription Information on Deposit. The Escrow Agent shall not be required to accept for deposit into the Escrow Account checks, drafts or money orders that are not accompanied by the appropriate Subscription Information. Checks, drafts and money orders representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to these payments.

     (e) Hours for Deposit. The Escrow Agent shall not be required to accept any amounts representing payments by prospective purchasers, whether by check, draft or money order, except during the Escrow Agent's regular banking hours. Any check, draft or money order not received prior to 3:00 p.m. shall be deposited the following business day.

     (f) Interest, Dividends Earned on Deposited Proceeds. Interest or dividends earned on the Deposited Proceeds, if any, shall be held in the Escrow Account until the Deposited Proceeds are released in accordance with the provisions of
Section 1.3 of this Escrow Agreement. If the Deposited Proceeds are released to a purchaser of the Shares, the purchaser shall receive interest or dividends earned, if any, on the Deposited Proceeds up to the date of release. If the Deposited Proceeds held in the Escrow Account are released to the Company, any interest or dividends earned on the funds up to the date of release may be released to the Company.

     (g) Deposited Securities. The Company shall deposit the Shares and any other securities issued with respect to these securities, including securities issued in regard to stock splits, stock dividends or similar rights, directly into the Escrow Account promptly upon issuance (the "Deposited Securities"). The identity of the purchaser of the Shares or owner of the Deposited Securities shall be indicated on the common stock certificate(s) or other document(s) evidencing the securities.

     (h) Beneficiary of Deposited Securities. The Deposited Securities shall be held for the sole benefit of the purchasers of the Shares. No transfer or other disposition of Deposited Securities held in the Escrow Account or any interest related to the Deposited Securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

     Section 1.02. Investments.

     The Escrow Agent shall be permitted, and is hereby directed to deposit, transfer, hold and invest all funds received under this Escrow Agreement, including principal and interest, in the Wells Fargo Advantage Money Market Fund
- ___________________________("Wells Fargo Advantage Funds"), that the Company shall direct in writing in the form of Exhibit A to this Escrow Agreement. The Escrow Agent shall invest the Deposited Proceeds in alternative investments in accordance with written instructions as may from time to time be provided to the Escrow Agent by the Company; provided, however, that the Deposited Proceeds shall be invested in either:


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     (a) An obligation that constitutes a "deposit," as that term is defined in
Section (3)(1) of the Federal Deposit Insurance Act;

     (b) Securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c) (3), and (c)(4) of Rule 2a-7 under the Investment Company Act; or

     (c) Securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

     In the absence of written instructions from the Company, the Escrow Agent is hereby directed to invest the Deposited Proceeds in the Wells Fargo Advantage 100% Treasury Money Market Fund, Service Class Shares. Any investment earnings on the Deposited Proceeds shall become part of the Escrow Property, and shall be disbursed in accordance with Section 1.03 or Section 1.05 of this Escrow Agreement.

     The Escrow Agent shall be entitled to sell or redeem any such investments as necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss that may result from any investment made pursuant to this Escrow Agreement, or for any loss resulting from the sale of such investment. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations or advice.

     Investments in the Wells Fargo Advantage Funds are not obligations of, or endorsed or guaranteed by, the Escrow Agent or its affiliates and are not insured by the Federal Deposit Insurance Corporation. The Escrow Agent and its affiliates provide various services for the Wells Fargo Advantage Funds and are paid fees for such services. Proceeds of the sale of investments will be delivered on the business day on which the appropriate instructions are received by the Escrow Agent if received prior to the deadline for same day sale of such permitted investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding business day.

     Investments will be made promptly following the availability of such funds to the Escrow Agent taking into consideration the regulations and requirements (including investment cut-off times) of the Federal Reserve wire system, any investment provider and the Escrow Agent.

     Section 1.03. Disbursements from Escrow Account.

     (a) Release of Deposited Proceeds to Company; Delivery of Deposited Securities to Purchasers. The Deposited Proceeds may be released to the Company and the Deposited Securities may be delivered to the purchasers or other registered holders identified on the Deposited Securities only at the same time as or after the Escrow Agent has received a signed representation from the Company, together with an opinion of counsel, that the following events have already occurred and the following requirements have already been met:


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     (1) Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the Company and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of the Shares offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses and dealer allowances, if any, the Company filed a post-effective amendment that:

          (i) Discloses the information specified by the SB-2 registration statement form and Industry Guides, including financial statements of the Company and the company or business with which it plans to merge or acquire (the "Target Company"), and pro forma financial information required by Form SB-2 and applicable rules and regulations;

          (ii) Discloses the results of the initial offering, including, but not limited to:

               (a) The gross offering proceeds received to date, specifying the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to the Company and amounts remaining in the Escrow Account; and

               (b) The specific amount, use and application of funds disbursed to the Company to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling stockholders or affiliates, either directly or indirectly, specifying the amounts and purposes of such payments; and

                    (iii) Discloses the terms of the offering, including, but
               not limited to:

               (a) Within five business days after the effective date of the post-effective amendment(s), the Company shall send by first class mail or other equally prompt means, to each purchaser of Shares held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;


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               (b) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the purchaser elects to remain an investor. If the Company has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the Escrow Account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

               (c) The acquisition(s) meeting the criteria set forth in paragraph (a)(1) of this Section 3 will be consummated if a sufficient number of purchasers confirm their investments; and

               (d) If a consummated acquisition(s) meeting the requirements of this section has not occurred by the date 18 months after the Effective Date, the Deposited Funds shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date; and

          (2) Within five business days after the effective date of the post-effective amendment(s), the Company sent by first class mail or other equally prompt means, to each purchaser of Shares held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto; and

          (3) Each purchaser had no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the purchaser elects to remain an investor. If the Company did not receive such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the Escrow Account were sent by first class mail or other equally prompt means to the purchaser within five business days; and

          (4) Consummation of an acquisition(s) meeting the criteria set forth in paragraph (a)(1) of this Section 1.03 of this Escrow Agreement by the date 18 months after the Effective Date.

         (b) Return of Deposited Proceeds to Purchasers. In the event that, at the close of regular banking hours on the date 18 months after the Effective Date, a consummated acquisition(s) meeting the requirements of paragraph (a)(1) of this Section 1.03 of this Escrow Agreement has not occurred, the Deposited Proceeds shall be returned by first class mail or equally prompt means to the purchasers within five business days following that date, and the Escrow Agent shall notify the Company of its disbursement of the Deposited Proceeds.


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
         (c) Refund of Deposited Proceeds to Prospective Purchasers. In the event that, at the close of regular banking hours on the Termination Date, less than all of the Shares have been sold, the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser held in escrow without interest thereon or deduction therefrom, and the Escrow Agent shall notify the Company of its disbursement of the Deposited Proceeds.

         (d) Holding of Funds Until Occurrence of Certain Events. In the event that, at any time up to the close of banking hours on the Termination Date, at least 125,000 Shares have been sold, the Escrow Agent shall notify the Company of such fact in writing within a reasonable time thereafter. The Escrow Agent shall hold the Deposited Proceeds until the events described in paragraph (a) or
(b) of this Section 1.03 of this Escrow Agreement take place.

          Section 1.04 Income Tax Allocation and Reporting.

     (a) Tax Allocation and Reporting. The Parties agree that, for tax reporting purposes, all interest or other income from investment of the Deposited Proceeds shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Company, whether or not income was disbursed during a particular year.

     (b) Certification of Tax Identification Number. Prior to closing, the Company shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request. The Company understands that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Escrow Agreement.

     (c) Tax Liability of the Escrow Agent. To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Deposited Proceeds, the Escrow Agent shall satisfy such liability to the extent possible from the Deposited Proceeds. The Parties agree, jointly and severally, to indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Deposited Proceeds and the investment thereof unless any such tax, late payment, interest, penalty or other expense was caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 1.04(c) is in addition to the indemnification provided in Section 3.01 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.


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     Section 1.05. Termination. Upon the disbursement of all of the Escrow
Property, including any investment earnings, pursuant to Section 1.03 of this Escrow Agreement, the Escrow Agreement shall terminate and be of no further force and effect except that the obligations of Sections 1.04(c), 3.01 and 3.02 hereof shall survive termination.


                                    ARTICLE 2
                           DUTIES OF THE ESCROW AGENT

     Section 2.01. Standard of Care. The Escrow Agent shall be obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature, and shall under no circumstances be deemed to be a fiduciary to the Company or any other person. The Company agrees that the Escrow Agent shall not assume any responsibility for the failure of the Company to perform in accordance with this Escrow Agreement. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other agreement. In no event shall the Escrow Agent be liable, directly or indirectly, for any (i) damages or expenses arising out of the services provided hereunder, other than damages that result from the Escrow Agent's gross negligence or willful misconduct, or (ii) special or consequential damages, even if the Escrow Agent has been advised of the possibility of such damages.

     Section 2.02. Attorneys and Agents. The Escrow Agent shall have the right, but not the obligation, to consult with counsel or other such professionals of choice and shall not be liable for action taken or omitted to be taken by Escrow Agent in accordance with the advice of such counsel or other such professionals. The Escrow Agent may in all cases pay such compensation to such counsel and shall be entitled to reimbursement as set forth in Section 3.01 for all such compensation paid. The Escrow Agent may perform its duties through its agents, attorneys, custodians or nominees.

     Section 2.03. Reliance. The Escrow Agent shall be protected in acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Concurrent with the execution of this Escrow Agreement, the Company shall deliver to the Escrow Agent an authorized signers form in the form of Exhibit B to this Escrow Agreement

     Section 2.04. Right Not Duty Undertaken. The permissive right of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

     Section 2.05. No Financial Obligation. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.


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     Section 2.06. No Liability for Directions. The Escrow Agent will not be liable for any action taken or not taken by it in accordance with the direction or consent of the Company, or its assigns.

     Section 2.07. No Duty to Accept Subscription Information Without Money. The Escrow Agent shall not be required to accept from the Company any Subscription Information pertaining to a prospective purchaser unless the Subscription Information is accompanied by a check, draft or money order representing the payment of money. However, the Escrow Agent shall notify the Company within a reasonable time of any discrepancy between the amount delivered to the Escrow Agent and the accompanying Subscription Information. Such amount need not be accepted for deposit in the Escrow Account until the discrepancy has been resolved.

     Section 2.08. No Duty to Enforce Collection. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check or draft delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Company any check or draft received that is dishonored, together with the Subscription Information, if any, which accompanied the check or draft.

     Section 2.9. No Duty to Ascertain Security Interest. The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Deposited Proceeds or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Deposited Proceeds or any part thereof.

     Section 2.10. Duty to Determine Success of Offering. The Escrow Agent shall determine whether or not at least 125,000 Shares being offered have been subscribed for/ and/ if it determines that less than 125,000 Shares being offered have been sold, thus rendering the public offering unsuccessful, the Escrow Agent shall return the proceeds of the offering to the investors on a pro-rata basis.

                                    ARTICLE 3
                     PROVISIONS CONCERNING THE ESCROW AGENT

     Section 3.01. Indemnification. The Company hereby agrees to indemnify and hold harmless the escrow agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the escrow agent arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates unless such losses, liabilities, costs, damages and expenses shall have been finally adjudicated to have resulted from the willful misconduct or gross negligence of the Escrow Agent. The Escrow Agent may consult counsel of its choice with respect to any question arising under this Escrow Agreement, and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel. The provisions of this section 3.01 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.


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     Section 3.02. Limitation of Liability. The Escrow Agent shall not be liable for any act or omission while acting in good faith. Any act or omission by the Escrow Agent pursuant to the advice of its attorneys shall be conclusive evidence of such good faith. The Escrow Agent shall not be liable for the alteration, modification or elimination of any right permitted or given under any instructions and/or in any document deposited under this Escrow Agreement due to any delay, any statute of limitations or due to any other reason. The Escrow Agent shall have no further responsibility or liability whatsoever to the Company, following a complete distribution of the Escrow Property pursuant to this Escrow Agreement. The Escrow Agent shall not incur any liability with respect to any act or omission in reliance upon any document, including any written notice or instruction provided for in this Escrow Agreement. In performing its obligations hereunder, the Escrow Agent shall be entitled to presume, without investigation or inquiry, the due execution, validity, effectiveness and enforceability of all documents it receives and shall be entitled to rely upon the genuineness of the signatures of the signatories of such documents, and also the truth and accuracy of any information contained therein. The Escrow Agent assumes no responsibility for the validity or sufficiency of any instrument held as Escrow Property.

     Section 3.03. Resignation or Removal of the Escrow Agent. The Escrow Agent may resign at any time by furnishing written notice of its resignation to the Company. The Company may remove the Escrow Agent at any time by furnishing to the Escrow Agent a written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective on the date specified in such notice and the Escrow Agent's sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Company, as evidenced by a written notice filed with the Escrow Agent or in accordance with a court order. If the Company has failed to appoint a successor prior to the expiration of thirty (30) days following receipt of the notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Company.

     Section 3.04. Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of the Escrow Property under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company. If fees are not paid within 30 days of the date due, the Escrow Agent in its sole discretion may charge interest on its fees at the rate of ____% per annum. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property, with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.


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     Section 3.05. Disagreements. If any disagreement or dispute arises between the Escrow Agent and the Company, concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, the Escrow Agent:

     (a) shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified and held harmless to its full satisfaction, and shall sustain no liability for its failure to act pending such process, court order or indemnification; and

     (b) may, in its sole and absolute discretion, interplead that portion of Escrow Property it then holds with any court of competent jurisdiction, and name the Company as a party in such interpleader action. Upon filing the interpleader action, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover from the Company its reasonable attorneys' fees and other costs incurred in commencing and maintaining such action. In no event shall the institution of such interpleader action impair the rights of the Escrow Agent described elsewhere in this Escrow Agreement.

     Section 3.06 Authority of the Company. The Escrow Agent shall be under no duty or obligation to ascertain the identity, authority and/or rights of the Company, or its agents. Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any corporation, partnership, fiduciary or individual acting on behalf of the Company, it shall not be necessary for the Escrow Agent to inquire into such corporation's, partnership's, fiduciary's or individual's authority. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Escrow Agreement in a representative capacity on behalf of the Company.

     Section 3.07. Other Agreements. Except as provided in Section 4.09 of this Escrow Agreement with regard to the Registration Statement, the Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document other than this Escrow Agreement, whether or not a copy and/or original of such agreement is held as Escrow Property; and, the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument or document. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other agreement, instrument or document. All references in this Escrow Agreement to any other agreement are for the convenience of the Company, and the Escrow Agent has no duties or obligations with respect thereto.

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


     Section 3.08. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor Escrow Agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act.

     Section 3.09. Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to the Company or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

                                    ARTICLE 4
                                  MISCELLANEOUS

     Section 4.01. Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement. No assignment of the interest of the Company shall be binding upon the Escrow Agent unless and until written evidence of such assignment in form satisfactory to the Escrow Agent shall be filed and accepted by the Escrow Agent.

     Section 4.02. Notices. All notices, requests, demands and other communications required under this Escrow Agreement shall be in writing and shall be deemed to have been duly given if delivered personally by facsimile transmission immediately followed by a written or verbal confirmation of receipt from the receiving Party, by electronic image via electronic mail immediately followed by written or verbal confirmation of receipt from the receiving Party, courier delivery service, by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given on the date such notice is deposited in the United States mail. If any notice is personally delivered, it shall be deemed given upon the date of such delivery. If any notice is sent by facsimile or by courier delivery service, it shall be deemed given upon the date of such delivery. If notice is given to a Party, it shall be mailed or delivered to the addresses set forth below. It shall be the responsibility of the Company to notify the Escrow Agent in writing of any name or address changes.

      If to the Company:
      Global Enterprises (Nevada), Inc.
      1244 Main Street, Linfield, Pennsylvania 19468
      Attention:  Mr. David R. Stith, President
      Telephone:  (610) 495-2042
      Facsimile:

      If to the Escrow Agent:

      Wells Fargo Bank, National Association
      1740 Broadway, MAC C7300-107
      Denver, Colorado 80274
      /
      Attention:  Juliet Ward, Corporate Trust & Escrow Services
      Telephone:  (303) 863-6480
      Facsimile:  (303) 863-5645

     Section 4.03. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     Section 4.04. Entire Agreement. This Escrow Agreement sets forth the entire agreement and understanding of the Parties related to the escrow of the Escrow Property.

     Section 4.05. Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Company and the Escrow Agent.

     Section 4.06. Waivers. The failure of either Party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by either Party to this Escrow Agreement of any such condition or breach of any term, covenant, representation or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation or warranty contained in this Escrow Agreement.

     Section 4.07. Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

     Section 4.08. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

     Section 4.09. Incorporation of Registration Statement. The Registration Statement, including all pre-effective and post-effective amendments thereto, shall be incorporated in this Escrow Agreement by this reference.

         IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

                              GLOBAL ENTERPRISES (NEVADA), INC.

                              By:__________________________________
                              Name:  David R. Stith
                              Title:  President


                              WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

                              By:__________________________________
                              Name:_______________________________
                              Title:_______________________________

                                    EXHIBIT A

                      Agency and Custody Account Direction
                                For Cash Balances

Direction to use Wells Fargo Advantage Funds for Cash Balances for the following account(s):

Account Name:  Global Enterprises (Nevada), Inc. Escrow Account

Account Number(s):

         You are hereby directed to invest, as indicated below or as I shall direct further from time to time, all cash in the Account in the following money market portfolio of Wells Fargo Advantage Funds (the "Fund") or another permitted investment of my choice (Check One):

___ Wells Fargo Advantage Funds, 100% Treasury Money Market Fund
___ Wells Fargo Advantage Funds, Government Money Market Fu
___ Wells Fargo Advantage Funds, Cash Investment Money Market Fund
___ Wells Fargo Advantage Funds, Prime Investment Money Market Fund
___ Wells Fargo Advantage Funds, Treasury Plus Money Market Fund

     I acknowledge that I have received, at my request, and reviewed the Fund's prospectus and have determined that the Fund is an appropriate investment for the Account. Each Fund's prospectus can be downloaded from the Wells Fargo website at http://www.wellsfargo.com/funds/fmg_fund/fund_type/fundtype.jhtml?
fundType=MoneyMarket&tab=literature.

     I understand from reading the Fund's prospectus that Wells Fargo Funds Management, LLC, ("Wells Fargo Bank"), a wholly-owned subsidiary of Wells Fargo & Company, provides investment advisory and other administrative services for the Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide sub-advisory and other services for the Funds. Boston Financial Data Services serves as transfer agent for the Funds. The Funds are distributed by Stephens Inc., Member NYSE/SIPC. Wells Fargo & Company and its affiliates are not affiliated with Stephens Inc. I also understand that Wells Fargo & Company will be paid, and its bank affiliates may be paid, fees for services to the Funds and that those fees may include Processing Organization fees as described in the Fund's prospectus.

     I understand that you will not exclude amounts invested in the Fund from Account assets subject to fees under the Account agreement between us.

     I understand that investments in the Fund are not obligations of, or endorsed or guaranteed by, Wells Fargo Bank or its affiliates and are not insured by the Federal Deposit Insurance Corporation.

     I acknowledge that I have full power to direct investments of the Account.

     I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

     I understand that if I choose to communicate this investment direction solely via facsimile, then the investment direction will be understood to be enforceable and binding.


                                                --------------------------
                                                Signature


                                                -------------------------
                                                Date

                                    EXHIBIT B
                     CERTIFICATE AS TO AUTHORIZED SIGNATURES


Account Name:  Global Enterprises (Nevada), Inc. Escrow Account

Account Number:

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of Global Enterprises (Nevada), Inc. and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of Global Enterprises (Nevada), Inc.


      Name / Title                      Specimen Signature
                                        ------------------


     David R. Stith
     --------------              ---------------------------------
          Name                              Signature

       President
         Title

   Desiree L. Pierson            ---------------------------------
   ------------------                        Signature
          Name

  Secretary/Treasurer
         Title

                                    EXHIBIT C
                              FEES OF ESCROW AGENT